Exhibit 10.51

Certain portions of this letter agreement have been omitted pursuant to a request for confidential treatment and are replaced herein by ***. The omitted material has been filed separately with the Securities and Exchange Commission.

July 15, 2003

Diamond Lane Productions

c/o Gang, Tyre, Ramer & Brown, Inc.

132 South Rodeo Drive

Beverly Hills, California 90212-2403

Ladies and Gentlemen:

Reference is made to the Agreement dated as of January 20, 1987 between Diamond Lane Productions (“DLP”) (DLP is the successor in interest to Steven Spielberg) on the one hand and Universal City Development Partners, Ltd., a Florida limited partnership (“UCDP”) (successor in interest to Universal City Florida Partners) on the other, as previously amended by Amendment dated February 5, 2001 (the “Agreement”). Capitalized terms and terms in quotation marks that are used herein without definition have the respective meanings assigned to them in the Agreement. The term “Universal Parties” as used in this letter agreement means the undersigned Vivendi Universal Entertainment LLLP and the undersigned Universal City Development Partners, Ltd., jointly and severally.

Notwithstanding that this letter agreement is dated July 15, 2003, it shall apply retroactively to the date Universal Studios Japan (“USJ”) opened to the public, March 31, 2001.

1. The parties agree that USJ is a Comparable Project, as defined in Paragraph 9 of the Agreement, and that, as set forth in Paragraph 11.e. of the Agreement, but subject to the terms of this letter agreement, DLP will receive compensation for Steven Spielberg’s services in connection with USJ in the amount of ***% of 100% of the “gross revenues” of USJ, provided that, ***% of 100% of such “gross revenues” of USJ generated during the period through June 30, 2006 shall be paid to DLP on a current basis (as set forth in paragraph 2 below) and the remaining ***% of 100% of the “gross revenues” of USJ shall be deferred (as set forth in paragraph 3 below). The entire ***% of 100% of the “gross revenues” of USJ generated after June 30, 2006 shall be paid to DLP on a current basis in accordance with the Agreement, but converted from Japanese Yen to U.S. Dollars in accordance with paragraph 2 below.

2. The Universal Parties shall pay to DLP, within 45 days after the end of each calendar quarter, commencing with the calendar quarter ending June 30, 2001 and ending with the calendar quarter ending June 30, 2006, ***% of 100% of the “gross revenues” of USJ generated during such quarter, converted from Japanese Yen to U.S. Dollars at the applicable exchange rates in effect on each of the dates during such calendar quarter that the Universal Parties (or any of their respective subsidiaries or affiliates) received payment of any fees that are calculated based on the “gross revenues” of USJ. By way of example, if the Universal Parties (or any of their respective subsidiaries or affiliates) received a fee on August 15, 2003 based upon Japanese Yen “gross revenues” of USJ generated in July 2003, the calculation of both the ***% payable with respect to such July 2003 generated “gross revenues” after the end of the particular calendar quarter and the ***% deferred pursuant to paragraph 3 below with respect to such July 2003 generated “gross revenues” shall be based upon the exchange rate in effect on August 15, 2003 applied to such July 2003 Japanese Yen generated “gross revenues”.

3. The remaining ***% of 100% of the “gross revenues” of USJ generated during the period through June 30, 2006 that is payable to DLP will be deferred, with interest commencing to accrue with respect to the deferral for a particular calendar quarter on the date that the remaining ***% of 100% of the “gross revenues” of USJ for such calendar quarter is paid to DLP. All amounts deferred shall bear interest at the rate set forth in Exhibit B to the Agreement, and, as set forth therein, shall be compounded monthly (i.e., each month, interest will be calculated on the total principal that has previously been or that is then being deferred, plus interest that has previously accrued thereon).

4. The Universal Parties shall render accountings to DLP setting forth the amount deferred, plus accrued interest thereon, each calendar quarter after execution hereof, within 45 days after the end of such calendar quarter. Subject to paragraph 5 below, the Universal Parties shall pay the amounts deferred pursuant to paragraph 3 of this letter agreement (together with the accrued interest thereon) to DLP within 45 days after the end of any calendar quarter in which the Universal Parties (or any of their respective subsidiaries or affiliates) has received any payment of any of the deferred “special fees” in respect of Universal Studios Florida (“USF”) or Universal Studios Islands of Adventure (“IOA”), in accordance with the following formula: the payment to be made to DLP with respect to any such calendar quarter shall be equal to the total amount that has been deferred pursuant to paragraph 3 of this letter agreement (together with accrued interest thereon) as of the last day of such calendar quarter, multiplied by a fraction, the numerator of which is the amount of such deferred “special fees” (and accrued interest thereon) paid to the Universal Parties (or any of their respective subsidiaries or affiliates) in respect of USF and/or IOA during such calendar quarter, and the denominator of which shall be the total amount of the “special fees” in respect of USF and IOA that have been deferred (together with accrued interest thereon) as of the last day of such calendar quarter (without giving effect to any payments thereof that may have been or are to be credited toward such calendar quarter). Any receipt by the Universal Parties (or any of their respective subsidiaries or affiliates) of “special fees” in respect of USF and/or IOA during a period when there is any existing deferral of “special fees” owing to the Universal Parties (or any of their respective subsidiaries or affiliates) in respect of USF or IOA, respectively, shall be deemed to be payment of the oldest then existing deferral (together with accrued interest thereon) owing to the Universal Parties (or any of their respective subsidiaries or affiliates) in respect of USF or IOA, as applicable.

5. If any of the amounts deferred pursuant to this letter agreement have not been paid to DLP within 45 days after the end of the calendar quarter ending June 30, 2006 (i.e., by August 15, 2006) (any of such unpaid deferred amounts existing on June 30, 2006 that are not paid by August 15, 2006, together with the accrued interest thereon existing as of June 30, 2006, is referred to herein as the “Final Deferred Amount”), then such Final Deferred Amount will be paid to DLP in twenty (20) installments, one for each calendar quarter during the 5-year period commencing July 1, 2006 and ending June 30, 2011, with each such installment being payable to DLP within 45 days after the end of each such calendar quarter during such 5-year period. The unpaid portion of the Final Deferred Amount shall continue to bear interest at the rate set forth in Exhibit B to the Agreement, and, as set forth therein, shall be compounded monthly (i.e., each month, interest will be calculated on the unpaid balance of the Final Deferred Amount and interest that has previously accrued thereon). Each such quarterly installment payment to DLP shall be in the amount of 5% of the Final Deferred Amount plus the interest that has accrued on the unpaid portion of the Final Deferred Amount during the applicable calendar quarter. If, in any calendar quarter during such 5-year period, the amount payable to DLP pursuant to the formula in paragraph 4 above is greater than the amount payable to DLP pursuant to this paragraph 5, the payment to DLP shall be made in accordance with the formula in paragraph 4 above. The amount by which the amount payable to DLP pursuant to the formula in paragraph 4 above is greater than the amount payable to DLP pursuant to this paragraph 5 shall be applied in equal portions toward all remaining quarterly payments to be made to DLP under this paragraph 5, and all such remaining quarterly payments to be made under this paragraph 5 shall be recalculated accordingly.

6. The Universal Parties may at any time prepay to DLP all or any amount that has been deferred under this letter agreement, and/or any accrued interest thereon, without penalty or premium.

7. Notwithstanding that the term “Universal Parties” includes an entity other than Vivendi Universal Entertainment LLLP, that the term “Universal Parties (or any of their respective subsidiaries or affiliates)” includes entities other than Vivendi Universal Entertainment LLLP, and that the Universal Parties may delegate to other entities the obligation to make payments hereunder, Vivendi Universal Entertainment LLLP agrees that it will be liable to DLP for all payments required to be made by the Universal Parties under this letter agreement.

8. Except as set forth herein, the Agreement remains unmodified and in full force and effect.

Diamond Lane Productions

By:	/s/ Gerald Breslauer
	Name:	GERALD BRESLAUER
	Title:	Vice President

Vivendi Universal Entertainment LLLP, a Delaware limited liability limited partnership

By:	/s/ Karen Randall
	Name:	Karen Randall
	Title:	Executive Vice President

Universal City Development Partners, Ltd., a Florida limited partnership

By:	Universal City Florida Holding Co. II

General Partner

	By:	Universal City Property Management II LLC

General Partner

		By:	/s/ Michael Short
			Name:	Michael Short
			Title:	Vice President and Authorized Agent

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